Exhibit 13.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Hanwha SolarOne Co., Ltd. (the “Company”), hereby certifies, to such officers’ knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2012 (the “Report”) of the Company containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2013	/s/ Ki-Joon Hong
Ki-Joon Hong
Chairman and Chief Executive Officer

Date: April 29, 2013	/s/ Jung Pyo Seo
Jung Pyo Seo
Chief Financial Officer